Exhibit 5.1

October 1, 2025

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA, 98121

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aptevo Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (including all exhibits thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the registration of the offer and sale from time to time, in each case, by the selling securityholder named in the Registration Statement (the “Selling Securityholder”) of 6,903,755 outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that may be issued and sold to the Selling Securityholder from time to time by the Company pursuant to that certain Standby Equity Purchase Agreement, dated as of June 16, 2025, by and between the Company and the Selling Securityholder (the “Purchase Agreement”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation:

(i)
the Registration Statement;
(ii)
the Prospectus;
(iii)
the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), certified as of October 1, 2025, by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof, and the Bylaws of the Company as presently in effect (the “Bylaws”, and together with the Certificate of Incorporation, the “Company Charter Documents”);
(iv)
the Purchase Agreement;
(v)
a certificate, dated as of October 1, 2025, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”);
(vi)
resolutions adopted by the board of directors of the Company or committee thereof, certified by an officer of the Company, relating to, among other things, the approval of the Purchase Agreement, the filing of the Registration Statement and the registration, sale and issuance of the Shares (the “Resolutions”); and
(vii)
a certificate executed by an officer of the Company, dated as of the date hereof, certifying to, among other things, the Company Charter Documents and the Resolutions.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter. In such examination and in rendering

October 1, 2025

the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been and there will not be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that the Shares will not be issued or transferred in violation of any restriction contained in the Certificate of Incorporation and that upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation; and (xi) that at or prior to the issuance of any of the Shares to the Selling Securityholder pursuant to the Purchase Agreement, the Board of Directors of the Company (or the duly authorized persons thereof) will determine the price and certain other terms of issuance of such Shares in accordance with the Resolutions (the “Board Proceedings”). As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that upon completion of all of the Board Proceedings, the Shares will be duly authorized for issuance and, when and if issued and delivered by the Company in accordance with the Resolutions, and the Board Proceedings against payment therefor in accordance with the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the filing of the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

October 1, 2025

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP